Exhibit (10)(k)(8)

AMENDMENT NO. 8

TO

ALLTEL CORPORATION PENSION PLAN

(January 1, 2001 Restatement)

WHEREAS, the Company maintains the ALLTEL Corporation Pension Plan, as amended and restated effective as of January 1, 2001, and as subsequently amended (the “ Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan, effective as set forth herein, in the respects hereinafter set forth:

Effective February 7, 2004, a new Section 2.4 is added to the end of Article II of Appendix OO to Section 13.38 of the Plan to provide as follows:

2.4           Cessation of New, Rehire, and Change in Employment Status Participation  Notwithstanding any other provision of the Plan, the following shall apply:

(a)  An individual who on February 7, 2004 has never been an employee covered under this Appendix OO shall not become an Employee or a participant under this Appendix OO and shall not accrue any benefit under this Appendix OO.

(b)  An individual who on February 7, 2004 has been an employee covered under this Appendix OO and has never been an employee covered by a collective bargaining agreement providing coverage under this Appendix OO shall not become an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO (and subsection (v) of paragraph (b) of Section 8.2 of this Appendix OO shall not apply to the individual).

(c)  An individual who on February 7, 2004 has been an employee covered by a collective bargaining agreement providing coverage under this Appendix OO, and who on February 7, 2004 is not employed by a Control Group Affiliate shall not be after February 7, 2004 an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO and shall not after February 7, 2004 accrue any benefit under this Appendix OO except to the extent, if any, as provided in Article VIII of this Appendix OO.  An individual described in the immediately preceding sentence (who on February 7, 2004 has been an employee covered by a collective bargaining agreement providing coverage under this Appendix OO, and who on February 7, 2004 is not employed by a Control Group Affiliate) who after February 7, 2004 is reemployed by a Control Group Affiliate shall be deemed to have a Change in Employment Status on the date the individual is reemployed by the Control Group Affiliate and shall be deemed to have subparagraph (I) of paragraph (2) of subsection (d) of Section 1.01 of the Plan applied to the individual, but with the date the individual is reemployed by the Control Group Affiliate replacing January 1, 2003 therein.  The immediately preceding sentence shall not be interpreted to cause the provisions of Article VIII of this Appendix OO, including Section 8.2 of this Appendix OO, to apply to anyone other than those individuals to whom it applied prior to February 7, 2004.

(d)  An individual who on February 7, 2004 has been an employee covered by a collective bargaining agreement providing for coverage under this Appendix OO, who on February 7, 2004 is employed by a Control Group Affiliate, and who on February 7, 2004 is not an employee covered by a collective bargaining agreement providing for coverage under this Appendix OO shall not be after February 7, 2004 an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO and shall not after February 7, 2004 accrue any benefit under this Appendix OO as an Employee covered by a collective bargaining agreement providing for coverage under this Appendix OO.  Subparagraph (H) of paragraph (2) of subsection (d) of Section 1.01 of the Plan, however, shall continue to apply to an individual described in the immediately preceding sentence (who on February 7, 2004 has been an employee covered by a collective bargaining agreement providing for coverage under this Appendix OO, who on February 7, 2004 is employed by a Control Group Affiliate, and who on February 7, 2004 is not an employee covered by a collective bargaining agreement providing for coverage under this Appendix OO).

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 8 to ALLTEL Corporation Pension Plan (January 1, 2001 Restatement) to be executed on this 7th day of February, 2004.

ALLTEL CORPORATION

By:	/s/ Scott T. Ford
	Title:	President & CEO